Exhibit 3.1

Prescribed by J. Kenneth Blackwell	Expedite this Form: (Select One)
Ohio Secretary of State	Mail Form to one of the Following:
Central Ohio: (614) 466-3910	O Yes	PO Box 1390
Toll Free: 1-877-SOS-FILE (1-877-767-3453)		Columbus, OH 43216
*** Require an additional fee of $100 ***
www.state.oh.us/sos e-mail: busserv@sos.state.oh.us	Ä No	PO Box 1028 Columbus, OH 43216

Certificate of Amendment by

Shareholders or Members

(Domestic)

Filing Fee $50.00

(CHECK ONLY ONE (1) BOX)

(1) Domestic for Profit		(2) Domestic Non-Profit
☐ Amended	☒ Amendment	☐ Amended	☐ Amendment
(122-AMAP)	(125-AMDS)	(126-AMAN)	(128-AMD)

Complete the general information in this section for the box checked above.

Name of Corporation	The Cincinnati Gas & ElectricCompany

Charter Number	47309

Name of Officer	Richard G. Beach

Title	Assistant Secretary

☐ Please check if additional provisions attached.

The above named Ohio corporation, does hereby certify that:

☐ A meeting of the ☐ shareholders ☐ members was duly called and held on		__________________
(Date)

at which meeting a quorum was present in person or by proxy, based upon the quorum present, an affirmative vote was cast which entitled them to exercise % as the voting power of the corporation.

☒ In a writing signed by all of the    ☒ shareholders    ☐ members who would be entitled to the notice of a

meeting or such other proportion not less than a majority as the articles of regulations or bylaws permit.

Clause applies if amended box is checked.

Resolved, that the following amended articles of incorporations be and the same are hereby adopted to supercede and take the place of the existing articles of incorporation and all amendments thereto.

All of the following information must be completed if an amended box is checked. If an amendment box is checked, complete the areas that apply.

FIRST:	The name of the corporation is:Duke Energy Ohio, Inc.

SECOND:	The place in the State of Ohio where its principal office is located is in the City of:

	Cincinnati	Hamilton
	(city, village or township)	(county)

THIRD:	The purposes of the corporation are as follows:
The Company is engaged in the production, transmission, distribution and sale of electricity and the sale and transportation of natural gas in the southwestern portion of Ohio.

FOURTH:	The number of shares which the corporation is authorized to have outstanding is: 89,663,086
(Does not apply to box (2))

REQUIRED Must be authenticated (signed) by an authorized representative (See Instructions)	/s/ Richard G. Beach	9-14-06
	Authorized Representative Richard G. Beach, Assistant Secretary	Date

	Authorized Representative	Date

	Authorized Representative	Date